                                                                     Exhibit 4.2

                      AMERICAN ELECTRIC POWER COMPANY, INC.


                                       AND


                              THE BANK OF NEW YORK,
                                   as Trustee


                             -----------------------


                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of June 11, 2002


                                       TO


                                    INDENTURE


                             Dated as of May 1, 2001


                     5.75% Senior Notes Due August 16, 2007


                             -----------------------

                               TABLE OF CONTENTS*

                                   ARTICLE ONE

                GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES
     Section 1.1.      Definitions .....................................................   1
     Section 1.2.      Establishment, Designation and Principal Amount .................   3
     Section 1.3.      Payment of Principal and Interest ...............................   4
     Section 1.4.      Denominations ...................................................   5
     Section 1.5.      Global Securities ...............................................   5
     Section 1.6.      Remarketing .....................................................   6
     Section 1.7.      Optional Remarketing ............................................  10
     Section 1.8.      Sinking Fund ....................................................  11
     Section 1.9.      Redemption and Repurchase .......................................  11
     Section 1.10.     Covenants .......................................................  11
     Section 1.11.     Tax Event Redemption ............................................  11
     Section 1.12.     Tax Treatment ...................................................  12
     Section 1.13.     Events of Default ...............................................  13

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

     Section 2.1.      Recitals by Company .............................................  16
     Section 2.2.      Ratification and Incorporation of Original Indenture ............  16
     Section 2.3.      Executed in Counterparts ........................................  16
     Section 2.4.      Separability ....................................................  16
     Section 2.5.      Governing Law ...................................................  16

     Exhibit A         Form of Senior Note .............................................  A-1

-------------------------
* This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

               THIRD SUPPLEMENTAL INDENTURE, dated as of June 11, 2002 (the "Third Supplemental Indenture"), between AMERICAN ELECTRIC POWER COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (hereinafter sometimes referred to as the "Trustee"), under the Indenture dated as of May 1, 2001 between the Company and the Trustee (the "Original Indenture"). The Original Indenture, as previously supplemented from time to time, including by this Third Supplemental Indenture, is hereafter referred to as the "Indenture."

                                   WITNESSETH:

          WHEREAS, the Company has executed and delivered the Original Indenture to the Trustee to provide for the issuance of unsecured promissory notes or other evidences of indebtedness (the "Securities") in an unlimited aggregate principal amount, to be issued from time to time in one or more series as provided in the Original Indenture; and

          WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to provide for the establishment of a new series of its Securities (said series being hereinafter referred to as the "Senior Notes"), the form and substance of such Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Third Supplemental Indenture; and

          WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Third Supplemental Indenture, and all requirements necessary to make this Third Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

          NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the holders thereof, and for the purpose of setting forth, as provided in the Original Indenture, the form and substance of the Senior Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                  ARTICLE ONE

                GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

          SECTION 1.1.    Definitions.

               Except as otherwise expressly provided in or pursuant to this Third Supplemental Indenture or unless the context otherwise requires:

               (1) a term defined in the Original Indenture has the same meaning when used in this Third Supplemental Indenture;

               (2) a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

               (3)  the singular includes the plural and vice versa;

               (4) headings are for convenience of reference only and do not affect interpretation;

               (5) capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture, the Forward Purchase Contract Agreement, the Remarketing Agreement or the Pledge Agreement, as the case may be and as the context may require; and

               (6)  the following terms have the meanings given to them in this
          Section 1.1(6):

               "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies the State of New York or at a place of payment are authorized or required by law, regulation or executive order to be closed.

               "Company" has the meaning set forth in the preamble.

               "Contingent Payment Regulations" has the meaning set forth in
Section 1.13.

               "Forward Purchase Contract Agent" means The Bank of New York.

               "Forward Purchase Contract Agreement" means the agreement, dated as of June 11, 2002, between the Company and the Forward Purchase Contract Agent.

               "Global Securities" has the meaning set forth in Section 1.5.

               "Interest Payment Date" has the meaning set forth in Section 1.3.

               "Pledge Agreement" means the Pledge Agreement, dated as of June 11, 2002, between the Company and The Bank of New York, as Forward Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary.

               "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Separate Notes that are not in book-entry only form, the Regular Record Date shall be the close of business on the 15/th/ Business Day preceding such Interest Payment Date.

               "Remarketing" means any remarketing conducted pursuant to and in accordance with the Remarketing Agreement.

               "Remarketing Agreement" means the Remarketing Agreement, dated as of June 11, 2002, by and among the Company, the Remarketing Agent and the Forward Purchase Contract Agent.

          "Remarketing Value" means

               (i) the value at the Remarketing Date or any Subsequent Remarketing Date, as the case may be, of either (a) U.S. Treasury securities that will pay, on or prior to the Payment Date falling on the Stock Purchase Date, an amount of cash equal to the aggregate interest payment that is scheduled to be payable on that Payment Date, on (x) the Notes which are included in Equity Units and are participating in the remarketing and (y) the Separate Notes which are to be remarketed pursuant to Section 4.5(d) of the Pledge Agreement, assuming for that purpose that the interest rate on the Notes is equal to the Coupon Rate, if the Remarketing occurs prior to the fourth Business Day preceding the Stock Purchase Date, or (b) an amount of cash equal to the aggregate interest payment that is scheduled to be payable on that Payment Date, on (x) the Notes which are included in Equity Units and are participating in the remarketing and (y) the Separate Notes which are to be remarketed pursuant to Section 4.5(d) of the Pledge Agreement and Section 1.6 of this Third Supplemental Indenture, assuming for that purpose that the interest rate on the Notes is equal to the Coupon Rate, if the Remarketing occurs on or after the fourth Business Day preceding the Stock Purchase Date; and

               (ii) the value at the Remarketing Date or any Subsequent Remarketing Date, as the case may be, of either (a) U.S. Treasury securities that will pay, on or prior to the Stock Purchase Date, an amount of cash equal to the Stated Amount of (x) such Notes which are included in Equity Units and are participating in the remarketing and
          (y) the Separate Notes which are to be remarketed pursuant to Section 4.5(d) of the Pledge Agreement, if the Remarketing occurs prior to the fourth Business Day preceding the Stock Purchase Date, or (b) an amount of cash equal to the Stated Amount of (x) such Notes which are included in Equity Units and are participating in the remarketing and
          (y) the Separate Notes which are to be remarketed pursuant to Section 4.5(d) of the Pledge Agreement and Section 1.6 of this Third Supplemental Indenture, if the Remarketing occurs on or after the fourth Business Day preceding the Stock Purchase Date provided that for purposes of clauses (1) and (2) above, the Remarketing Value shall be calculated on the assumptions that (x) the U.S. Treasury securities are highly liquid and mature on or within 35 days prior to the Stock Purchase Date, as determined in good faith by the Remarketing Agent in a manner intended to minimize the cash value of the U.S. Treasury securities, and (y) the U.S. Treasury securities are valued based on the ask-side price of the U.S. Treasury securities at a time between 9:00 a.m. and 11:00 a.m., New York City time, selected by the Remarketing Agent, on the Remarketing Date or any Subsequent Remarketing Date, as the case may be, as determined on a third-day settlement basis by reasonable and customary means selected in good faith by the Remarketing Agent, plus accrued interest to that date.

               "Reset Rate" means the interest rate per annum with respect to the Senior Notes that is determined by the Remarketing Agent pursuant to the Remarketing Agreement as follows:

               (i) in connection with a successful Remarketing, the rate of interest that, in the opinion of the Remarketing Agent, will, when applied to the Outstanding Senior Notes, enable the then current aggregate market value of the Senior Notes to have a value equal to approximately, but not less than, 100.25% of the Remarketing Value as of the Remarketing Date or as of any Subsequent Remarketing Date, as the case may be; or

               (ii) upon the occurrence of a Failed Remarketing, the rate of interest applicable to the Senior Notes initially until (A) the Senior Notes are successfully remarketed pursuant to the Forward Purchase Contract Agreement and the Remarketing Agreement or (B) if the Last Failed Remarketing shall have occurred, a market rate of interest as determined in accordance with Section 1.6 of this Supplemental Indenture.

               "Senior Notes" has the meaning set forth in the recitals.

               "Stated Maturity" means August 16, 2007.

               "Telerate" means the Dow Jones Telerate Service.

               "Tax Event Redemption Date" has the meaning set forth in Section 1.11.

          SECTION 1.2.    Establishment, Designation and Principal Amount.

               (a) There shall be and is hereby authorized a series of Securities under the Original Indenture designated the "5.75% Senior Notes Due August 16, 2007," in the initial aggregate principal amount of $300,000,000, which amount shall be as set forth in the Company Order for the authentication and delivery of the Senior Notes pursuant to Section 2.04 of the Original Indenture. Such aggregate principal amount of the 5.75% Senior Notes Due August 16, 2007 may be increased from time to time in accordance with Section 2.01 of the Original Indenture.

               (b) The Senior Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on August 16, 2007.

               (c) The Senior Notes that are part of the Equity Units shall be issued in definitive fully registered form (the "Registered Securities"), without coupons, in substantially the form set out in Exhibit A hereto. The entire principal amount of the Senior Notes shall initially be evidenced by one or more certificates issued to The Bank of New York, as the Forward Purchase Contract Agent under the Forward Purchase Contract Agreement (as defined below).

               (d) The Senior Notes that, in accordance with the Forward Purchase Contract Agreement, are no longer part of Equity Units shall be represented initially by Global Securities (as defined below). Each such Registered Security and Global Security shall represent such aggregate principal amount of the Outstanding Senior Notes as shall be from time to time endorsed thereon, which principal amounts may be increased or decreased, as applicable, to reflect Transfers from Pledged Notes to Separate Notes and Transfers from Separate Notes to Pledged Notes. Any such increase or decrease in the aggregate principal amount of (i) Registered Securities shall be made by the Collateral Agent and (ii) Global Securities representing Senior Notes shall be made by the Trustee, as custodian of the Global Securities, in each case upon the instructions of the Collateral Agent given pursuant to Article IV of the Pledge Agreement.

          SECTION 1.3.    Payment of Principal and Interest.

               (a) The unpaid principal amount of the Senior Notes shall initially bear interest at the rate of 5.75% per annum, payable on each February 16, May 16, August 16 and November 16 (each, with respect to the Senior Notes, an "Interest Payment Date"), from the original date of issuance, to, but excluding, the earlier of (i) the settlement date of a successful Remarketing under the Forward Purchase Contract Agreement or (ii) the Stock Purchase Date, and, thereafter, at the Reset Rate to, but excluding, the Stated Maturity of the Senior Notes.

               (b) Interest shall be payable quarterly in arrears on each Interest Payment Date to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable on the Stated Maturity of principal as provided herein shall be paid to the person to whom principal is payable. Any such interest not punctually paid or duly provided for with respect to any Interest Payment Date falling after the Stock Purchase Date shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person or persons in whose name the Senior Notes are registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Senior Notes not less than ten (10) days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in Section 2.03 of the Original Indenture.

               (c) The amount of interest payable for any period will be computed (1) for any quarterly period, on the basis of a 360-day year of twelve 30-day months, (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. If any date on which principal or interest is payable is not a Business Day, then payment of principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

               (d) Payment of the principal of and interest on the Senior Notes shall be made at an Office or Agency of the Company or at the Office of the Agent in The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due on the Stated Maturity of any Senior Notes being made upon surrender of such Senior Notes to the Office or Agency of the Company or at the Office of the Agent in The City of New York. Payments of interest will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled hereto.

          SECTION 1.4. Denominations. The Senior Notes shall be issued in denominations of $50 and integral multiples of $50.

          SECTION 1.5.    Global Securities.

               (a) The Senior Notes that, in accordance with the Forward Purchase Contract Agreement, are no longer part of the Equity Units will be issued initially in the form of one or more global securities (the "Global Securities") registered in the name of DTC or its nominee. Except under the limited circumstances described below or in
          Section 1.3 above, Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor Depository or its nominee.

               (b) Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor Depository or its nominee or except as described below. The rights of owners of beneficial interests in such a Global Security shall be exercised only through DTC.

               (c) A Global Security shall be exchangeable for Senior Notes registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security and no successor Depository shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when DTC is required to be so registered to act as such Depository and no successor Depository shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that it no longer has any senior debt securities represented by global securities or that it will permit a Global Security to be exchangeable or an Event of Default under the Indenture has occurred and is continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Senior Notes registered in such names as DTC shall direct.

          SECTION 1.6.    Remarketing.

               (a) The Pledged Notes comprising part of Equity Units and the Separate Notes of holders of Separate Notes that have elected to participate in the Remarketing shall be remarketed by the Remarketing Agent on the Remarketing Date. A Holder of Equity Units may elect not to participate in a Remarketing and retain the Senior Notes underlying such Equity Units by notifying the Forward Purchase Contract Agent of such election and delivering the Opt-out Treasury Consideration to the Forward Purchase Contract Agent not later than 10:00 a.m. on the fourth Business Day prior to the Remarketing Date, as applicable (or, in the case of a Failed Remarketing, not later than 10:00 a.m. on the fourth Business Day immediately prior to the subsequent Remarketing Period). Upon receipt thereof by the Forward Purchase Contract Agent, the Forward Purchase Contract Agent shall deliver such Opt-out Treasury Consideration to the Collateral Agent, which will, for the benefit of the Company, thereupon apply such Opt-out Treasury Consideration to secure such Holder's obligations under the Forward Purchase Contracts. On the first Business Day immediately preceding the Remarketing Date (or, in the case of a Failed Remarketing, the subsequent Remarketing Period), the Collateral Agent, pursuant to the terms of the Pledge Agreement, will deliver the Pledged Notes to the Forward Purchase Contract Agent. Within three Business Days following any Remarketing Period (A) if the Remarketing was successful, the Forward Purchase Contract Agent shall distribute such Notes to the new Holders thereof and (B) if there was a Failed Remarketing, the Forward Purchase Contract Agent will deliver such Notes to the Collateral Agent, which will, for the benefit of the Company, thereupon apply such Notes that are a component of Equity Units to secure such Holders' obligations under the Forward Purchase Contracts, return any Opt-out Treasury Consideration delivered by such Holders to such Holders and return the Separate Notes to the holders thereof. A Holder that does not so deliver the Opt-out Treasury Consideration or has not settled the related Purchase Contract through a Cash Settlement or an Early Settlement pursuant to Sections 5.4 and 5.9 of the Forward Purchase Contract Agreement shall be deemed to have elected to participate in the Remarketing.

               (b) On the seventh Business Day prior to the Remarketing Date or the first day of any subsequent Remarketing Period, the Company shall give Holders of Equity Units and Holders of Separate Notes notice of the Remarketing in an Authorized Newspaper, including the specific U.S. Treasury security or securities (including the CUSIP number and/or the principal terms of such Treasury security or securities) that must be delivered by Holders of Equity Units that elect not to participate in the Remarketing pursuant to Section 5.4(g) of the Forward Purchase Contract Agreement, no later than 10:00 a.m. (New York City time) on the seventh Business Day preceding the Remarketing Date. Not later than seven nor more than 15 calendar days prior to any Remarketing Period, the Company shall request DTC (or any successor Clearing Agency) to notify, directly or indirectly, each Beneficial Owner or Clearing Agency Participant holding Equity Units or Stripped Units and each Beneficial Owner of a Separate Note of the Remarketing and of the procedures that must be followed in connection with the Remarketing.

               (c) The Forward Purchase Contract Agent shall notify, by 10:00 a.m., New York City time, on the third Business Date preceding the Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, the Remarketing Agent and the Collateral Agent of the aggregate number of Senior Notes of Equity Units Holders to be remarketed. On the third Business Day immediately preceding the Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, no later than by 10:00 a.m. New York City time, pursuant to the terms of the Pledge Agreement, the Custodial Agent will notify the Remarketing Agent of the aggregate number of Separate Notes to be remarketed. On the third Business Day immediately preceding the Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, the Collateral Agent and the Custodial Agent, pursuant to the terms of the Pledge Agreement, will deliver for Remarketing to the Remarketing Agent all Notes to be remarketed. Upon receipt of such notice from the Forward Purchase Contract Agent and the Custodial Agent and such Notes from the Collateral Agent and the Custodial Agent, the Remarketing Agent will, on the Remarketing Date, use its commercially reasonable best efforts to establish a Reset Rate pursuant to clause (i) of the definition of Reset Rate and remarket such Senior Notes pursuant to the Remarketing procedures in the Remarketing Agreement.

               (d) The right of each Holder of Senior Notes to have its Senior Notes tendered for purchase will be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered Senior Notes and (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

               (e) Upon receipt of the notice provided above in paragraph (c) from the Forward Purchase Contract Agent and the Custodial Agent and such Notes from the Collateral Agent and the Custodial Agent, the Remarketing Agent will, on the Remarketing Date, use its commercially reasonable best efforts to (i) establish a rate of interest that, in the opinion of the Remarketing Agent, will, when applied to the outstanding Notes, enable the then current aggregate market value of the Notes to have a value equal to approximately, but not less than, 100.25% of the Remarketing Value as of the Remarketing Date or as of any Subsequent Remarketing Date, as the case may be (the "Reset Rate") and (ii) sell such Notes on such date at a price equal to approximately, but not less than, 100.25% of the Remarketing Value.

               (f) If, in spite of using its commercially reasonable best efforts, the Remarketing Agent cannot establish the Reset Rate and remarket the Notes included in the remarketing at a price equal to approximately, but not less than, 100.25% of the Remarketing Value, the Remarketing Agent will again attempt to establish the Reset Rate and remarket the Notes included in the remarketing at a price equal to approximately, but not less than, 100.25% of the Remarketing Value on each of the two immediately following Business Days. If the Remarketing Agent cannot remarket the Notes included in the remarketing at a price equal to approximately, but not less than, 100.25% of the

          Remarketing Value on any of those days, it will attempt to establish the Reset Rate and remarket the Notes included in the remarketing at a price equal to approximately, but not less than, 100.25% of the Remarketing Value on each of the three Business Days immediately preceding June 16, 2005. If the Remarketing Agent cannot remarket the Notes included in the remarketing at a price equal to approximately, but not less than, 100.25% of the Remarketing Value on any of those days, it will attempt to establish the Reset Rate and remarket the Notes included in the remarketing at a price equal to approximately, but not less than, 100.25% of the Remarketing Value on each of the three Business Days immediately preceding July 16, 2005. If the Remarketing Agent cannot establish the Reset Rate and remarket the Notes included in the remarketing at a price equal to approximately, but not less than, 100.25% of the Remarketing Value either on any of the two Business Days immediately following the Remarketing Date or on any of the three Business Days immediately preceding June 16, 2005 or on any of the three Business Days immediately preceding July 16, 2005, the remarketing in each period will be deemed to have failed (each, a "Failed Remarketing"). If the Remarketing Agent cannot establish the Reset Rate and remarket the Notes included in the remarketing at a price equal to approximately, but not less than, 100.25% of the Remarketing Value on any of the three Business Days immediately preceding July 16, 2005, the Remarketing Agent will further attempt to establish the Reset Rate and remarket the Notes included in the remarketing at a price equal to approximately, but not less than, 100.25% of the Remarketing Value on each of the three Business Days immediately preceding August 12, 2005. If, in spite of using its commercially reasonable best efforts, the Remarketing Agent fails to remarket the Notes underlying the Equity Units at a price equal to approximately, but not less than, 100.25% of the Remarketing Value in accordance with the terms of the Pledge Agreement by 4:00 p.m., New York City time, on the third Business Day immediately preceding the Stock Purchase Date, a "Last Failed Remarketing" will be deemed to have occurred.

               (g) If a successful Remarketing shall have occurred prior to the fourth Business Day preceding the Stock Purchase Date, the Remarketing Agent will, in accordance with the Forward Purchase Contract Agreement and the Remarketing Agreement:

                    (i)   deduct and retain for itself the Remarketing Fee;

                    (ii) use the proceeds from such successful Remarketing to purchase the Agent-purchased Treasury Consideration with the CUSIP numbers, if any, selected by the Remarketing Agent, described in clauses (1) and (2) of the definition of Remarketing Value related to the Senior Notes of Holders of Equity Units that were remarketed;

                    (iii) if any Separate Notes were remarketed, remit to the
               Collateral Agent for payment to the Holders of such Separate Notes sold in the Remarketing the remaining proceeds from such successful Remarketing attributable to the Separate Notes; and

                    (iv) if there remain any proceeds from such successful Remarketing, after the application of such proceeds as set forth in clauses (i) through (iii) of this sentence, then remit such remaining proceeds to the Forward Purchase Contract Agent for payment to the Holders of the Equity Units that were remarketed, on a pro rata basis, in accordance with the Remarketing Agreement.

               (h) In the case of a successful Remarketing occurring prior to the fourth Business Day preceding the Stock Purchase Date, on or prior to the third Business Day following the Remarketing Date or any Subsequent Remarketing Date, the Remarketing Agent shall deliver such Agent-purchased Treasury Consideration to the Forward Purchase Contract Agent, which shall thereupon deliver such Agent-purchased Treasury Consideration to the Collateral Agent. The Collateral Agent, for the benefit of the Company, will thereupon apply such Agent-purchased Treasury Consideration, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Forward Purchase Contracts.

               (i) If a successful Remarketing shall have occurred on or after the fourth Business Day preceding the Stock Purchase Date, the Remarketing Agent will, in accordance with the Forward Purchase Contract Agreement and the Remarketing Agreement:

                    (i)   deduct and retain for itself the Remarketing Fee;

                    (ii) pay the proceeds from such successful Remarketing to the Forward Purchase Contract Agent, which shall thereupon deliver such proceeds to the Collateral Agent which, for the benefit of the Company, will thereupon apply such proceeds, in accordance with the Pledge Agreement in direct settlement of the Holders' obligations under the Forward Purchase Contracts;

                    (iii) if any Separate Notes were remarketed, remit to the
               Collateral Agent for payment to the Holders of such Separate Notes sold in the Remarketing the remaining proceeds from such successful Remarketing attributable to the Separate Notes; and

                    (iv) if there remain any proceeds from such successful Remarketing, after the application of such proceeds as set forth in clauses (i) through (iii) of this sentence, then remit such remaining proceeds to the Forward Purchase Contract Agent for payment to the Holders of the Equity Units that were remarketed, on a pro rata basis, in accordance with the Remarketing Agreement.

               (j) If a successful Remarketing occurs, by approximately 4:30 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall advise, by telephone (promptly confirmed in writing in the case of clause (i)):

                    (i) the Company, the Forward Purchase Contract Agent, the Collateral Agent, the Securities Intermediary, DTC and the Trustee of the Reset Rate determined in the Remarketing;

                    (ii) each purchaser (or the Depository Participant thereof) of Senior Notes in the Remarketing of the Reset Rate and the number of Senior Notes such purchaser is to purchase; and

                    (iii) each purchaser to give instructions to its Depository
               Participant to pay the purchase price on the date of settlement for such Remarketing in same day funds against delivery of the remarketed Senior Notes purchased through the facilities of DTC.

               (k) Any distribution to Holders of excess funds and interest described in this Section 1.6 shall be payable at the Office of the Agent in The City of New York maintained for that purpose or, at the option of the Holder or the holder of Separate Notes, as applicable, by check mailed to the address of the Person entitled thereto at such address as it appears on the relevant Register or by wire transfer to an account specified by the Holder or the holder of Separate Notes, as applicable.

               (l) If a Failed Remarketing occurs, the Remarketing Agent and the Company, as applicable, shall take the following actions:

                    (i) the Remarketing Agent shall notify by telephone the Company, the Forward Purchase Contract Agent, the Collateral Agent and the Trustee, that a Failed Remarketing has occurred, whereupon the Company shall notify the Clearing Agency, by telephone, that a Failed Remarketing has occurred;

                    (ii) with respect to any Remarketing Period during which no successful Remarketing occurred, the Company shall publish notice by means of Bloomberg and Reuters newswires, such notice to be published no later than the fourth Business Day following the end of such Remarketing Period;

                    (iii) the Remarketing Agent shall determine the Reset Rate in accordance with clause (ii) of the Reset Rate definition; and

                    (iv) the Remarketing Agent shall remit, within three Business Days following the end of a Remarketing Period which constituted a Failed Remarketing, the Pledged Notes that were to be remarketed to the Collateral Agent and the Separate Notes that were to be remarketed to the Custodial Agent.

               (m) If upon a Last Failed Remarketing, the Collateral Agent delivers any Senior Notes to the Company in full satisfaction of the Holder's obligation under the related Forward Purchase Contracts, any accumulated and unpaid interest on such Notes will become payable by the Company to the Forward Purchase Contract Agent for payment to the Holder of the Equity Units to which such Notes relate. Such payment will be made by the Company on or prior to 11:00 a.m., New York City time, on the Stock Purchase Date in lawful money of the United States by certified or cashier's check or wire transfer in immediately available funds payable to or upon the order of the Forward

          Purchase Contract Agent. Upon the occurrence of a Last Failed Remarketing, the Company will retain and dispose of the Pledged Notes of all Holders in satisfaction of the Holders' obligations under the related Forward Purchase Contracts. The Company will publish notice by means of Bloomberg and Reuters newswires of any Remarketing Period during which no successful Remarketing occurred, such notice to be published not later than the fourth Business Day following the end of such Remarketing Period. The Company will cause a notice of the Last Failed Remarketing to be published on the fourth Business Day following the date of the Last Failed Remarketing in an Authorized Newspaper.

               (n) In the event of a Last Failed Remarketing, the Remarketing Agent shall determine the Reset Rate that shall apply to the Senior Notes held by the Holders of Equity Units that elected not to participate in the remarketing and Holders of Separate Notes according to the following method, provided that in no event shall the Reset Rate exceed the maximum rate permitted by state usury laws and other applicable laws. After the Last Failed Remarketing, the Remarketing Agent will take the average of the interest rates quoted to it by three nationally recognized investment banks selected by the Company, which are underwriters or dealers in debt securities similar to the Senior Notes, that in their judgment reflects an accurate market rate of interest applicable to the Senior Notes at that time. Following receipt of these quotes, the Remarketing Agent will have the right, in its sole judgment, to either recalculate the average based on only two of the quoted interest rates if one of the three quotes, in the Remarketing Agent's sole discretion, did not reflect market conditions or, alternatively, determine a consensus among the investment banks rather than a strict mathematical average by taking into account all relevant qualitative and quantitative factors. These factors may include, but shall not limited to, maturity of the Senior Notes, the credit rating and credit risk of the Company and companies of similar industries, the then yield to maturity of the Senior Notes and the state of the markets for primary and secondary sales of similar debt securities.

               (o) In accordance with DTC's normal procedures, on the date of settlement of such Remarketing or the Stock Purchase Date, as applicable, the transactions described above with respect to each Senior Notes remarketed in the Remarketing shall be executed through DTC, and the accounts of the respective Depository Participants shall be debited and credited and such remarketed Senior Notes delivered by book entry as necessary to effect purchases and sales of such remarketed Senior Notes. DTC shall make payment in accordance with its normal procedures.

               (p) If any Holder of Senior Notes selling Senior Notes in the Remarketing fails to deliver such Senior Notes, the direct or indirect Depository Participant of such selling Holder and of any other Person who was to have purchased Senior Notes in the Remarketing may deliver to any such other Person an aggregate principal amount of Senior Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Senior Notes to be so delivered shall be determined by such direct or indirect Depository Participant, and delivery of such lesser aggregate principal amount of Senior Notes shall constitute good delivery.

               (q) The Remarketing Agent is not obligated to purchase any Senior Notes that otherwise would remain unsold in the Remarketing. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Senior Notes for Remarketing.

               (r) Under the Remarketing Agreement, the Company, in its capacity as issuer of the Senior Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, other than the Remarketing Fee.

               (s) The settlement procedures set forth herein, including provisions for payment by purchasers of the remarketed Senior Notes in the Remarketing, shall be subject to modification to the extent required by DTC or if the book-entry system is no longer available for the remarketed Senior Notes at the time of the Remarketing, to facilitate the Remarketing of the remarketed Senior Notes in certificated form, and shall provide for the authentication and delivery of Senior Notes in a principal amount equal to the unremarketed portion of such Senior Notes. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

          SECTION 1.7.    Optional Remarketing.

               (a) On or prior to the fourth Business Day immediately preceding either the Remarketing Date or if applicable, the first day of any subsequent Remarketing Period, but no earlier than the Interest Payment Date immediately preceding the last Interest Payment Date before the Stock Purchase Date, holders of Separate Notes may elect to have their Separate Notes remarketed by Transferring their Separate Notes and delivering a notice of such election, substantially in the form of Exhibit C to the Pledge Agreement, to the Collateral Agent. On the third Business Day immediately prior to the Remarketing Date or the first day of any subsequent Remarketing Period, by 10:00 a.m., New York City time, the Collateral Agent shall notify the Remarketing Agent of the number of such Separate Notes to be remarketed. The Collateral Agent will hold such Separate Notes in an account separate from the Collateral Account. A holder of Separate Notes electing to have its Separate Notes remarketed will also have the right to withdraw such election by written notice to the Collateral Agent, substantially in the form of Exhibit D to the Pledge Agreement, on or prior to the fourth Business Day immediately preceding the applicable Remarketing Date or the first day of a subsequent Remarketing Period, upon which notice the Collateral Agent will return such Separate Notes to such holder.

               (b) On the third Business Day immediately preceding the Remarketing Date or the first day of any subsequent Remarketing Period, the Collateral Agent at the written direction of the Remarketing Agent will deliver to the Remarketing Agent for Remarketing all Separate Notes delivered to the Collateral Agent pursuant to Section 4.5(d) of the Pledge Agreement and not withdrawn pursuant to the terms thereof prior to such date. If the holder of the Separate Notes delivers only such notice but not the Separate Notes subject to such notice, then none of such holder's Separate Notes shall be included in the Remarketing. Once the holder of Separate Notes elects to participate in the Remarketing, such Separate Notes will be remarketed in the Remarketing, unless such notice is properly withdrawn. In accordance with Section 4.5(d) of the Pledge Agreement, upon the occurrence of a Failed Remarketing, the Remarketing Agent will promptly return such Separate Notes to the Collateral Agent for redelivery to such holders of such Separate Notes.

          SECTION 1.8. Sinking Fund. The Senior Notes shall not be entitled to any sinking fund.

          SECTION 1.9.    Redemption and Repurchase. Except as provided in
Section 1.12, the Senior Notes shall not be redeemable prior to their Stated Maturity.

          SECTION 1.10.   Covenants.

               (a) For so long as any Senior Notes of this series remain outstanding, the Company will not create or incur or allow any of its subsidiaries to create or incur any pledge or security interest on any of the capital stock of a Public Utility Subsidiary held by the Company or one of its subsidiaries or a Significant Subsidiary.

          For purposes of this covenant:

                    (i) Public Utility Subsidiary means, at any particular time, a direct or indirect subsidiary of the Company that, as a substantial part of its business, distributes or transmits electric energy to retail or wholesale customers at rates or tariffs that are regulated by either a state or Federal regulatory authority.

                    (ii) Significant Subsidiary means, at any particular time, any direct subsidiary of the Company whose consolidated gross assets or consolidated gross revenues (having regard to the Company's direct beneficial interest in the shares, or the like, of that subsidiary) represent at least 25% of the Company's consolidated gross assets or consolidated gross revenues appearing in the most recent audited financial statements of the Company as of the date of determination.

               (b) The provisions of Article Ten of the Original Indenture shall be applicable to the Senior Notes.

          SECTION 1.11. Defeasance. The provisions of Section 11.01 of the Original Indenture shall not apply to the Senior Notes.

          SECTION 1.12.   Tax Event Redemption.

               (a) If a Tax Event shall occur, the Company may, at its option, redeem the

          Senior Notes in whole (but not in part) at any time at a price per Senior Note equal to the Redemption Price. Installments of interest on the Senior Notes that are due and payable on or prior to the date of redemption (the "Tax Event Redemption Date") will be payable to the Holders of the Senior Notes registered as such on the Record Date next preceding such Tax Event Redemption Date. If, following the settlement of the Forward Purchase Contracts and following the occurrence of a Tax Event, the Company, at its option, redeems the Senior Notes, the proceeds of the redemption will be payable in cash to the Holders of the Senior Notes.

               (b) If the Company exercises its option to redeem the Senior Notes following the occurrence of a Tax Event prior to the Remarketing Date, or if there has not been a successful Remarketing prior to the Stock Purchase Date, the Company shall in the notice to the Trustee pursuant to Section 3.02 of the Original Indenture specify the Redemption Price. Upon the specification of the Redemption Price by the Company, the Company shall appoint the Collateral Agent to acquire the Treasury Portfolio in consultation with the Company and in accordance with the Forward Purchase Contract Agreement. The Collateral Agent shall then apply, out of the aggregate Redemption Price for the Senior Notes that are components of Equity Units, an amount equal to the aggregate Redemption Amount for the Senior Notes that are components of Equity Units to purchase on behalf of the Holders of Equity Units the Treasury Portfolio and promptly remit the remaining portion, if any, of such aggregate Redemption Price to the Forward Purchase Contract Agent for payment to the Holders of such Equity Units. The Treasury Portfolio will be substituted for the Pledged Notes, and will be pledged to the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of an Equity Unit to purchase the Common Stock under the Forward Purchase Contract constituting a part of such Equity Units. Payment of the Redemption Price to Holders of Separate Notes shall be made in cash on the Tax Event Redemption Date.

               (c) If a Tax Event Redemption occurs after the earlier of a successful Remarketing or the Stock Purchase Date, payment of the Redemption Price to each Holder of Senior Notes shall be made by the Trustee (subject to its receipt of funds), no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds (provided the necessary wire instructions have been provided to the Trustee at least 15 days prior to the Tax Event Redemption Date) at such place and to such account as may be designated by each such Holder of Senior Notes, including the Collateral Agent. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Senior Notes, then, on such Tax Event Redemption Date, such Senior Notes will cease to be Outstanding.

               (d) The Trustee shall have no duty or liability to determine or verify the Redemption Price. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Senior Notes to be repaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on the Senior Notes, whether or not such Senior Notes have been received by the Company, and all other rights of the Holders in respect of the Senior Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Senior Notes but without interest on such Redemption Price).

          SECTION 1.13. Tax Treatment. The Company agrees, and by acceptance of a beneficial ownership interest in the Senior Notes, each beneficial holder of Senior Notes will be deemed to have agreed (1) to treat the acquisition of an Equity Unit as the acquisition of the Senior Note and the Forward Purchase Contract constituting the Equity Unit and to allocate the purchase price of the Equity Unit between the Senior Note and the Forward Purchase Contract as $50 and $0, respectively, (2) to treat the Senior Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") for United States federal income tax purposes and (3) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Senior Notes for United States federal income tax purposes. A Holder of Senior Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: American Electric Power, Investor Relations, One Riverside Plaza, Columbus, Ohio 43215.

                                   ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

          SECTION 2.1. Recitals by Company. The recitals in this Third Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Senior Notes and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.

          SECTION 2.2. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

          SECTION 2.3. Executed in Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          SECTION 2.4. Separability. In case any provisions contained in this Third Supplemental Indenture or in any Senior Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 2.5.    Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE

AND EACH SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                             AMERICAN ELECTRIC POWER COMPANY,
                                             INC.



                                             By:________________________________
                                                Name:
                                                Title:

                                               THE BANK OF NEW YORK, as Trustee


                                               By:______________________________
                                                  Name:
                                                  Title:

                                    EXHIBIT A

                               FORM OF SENIOR NOTE

                                 [Face of Note]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY OR ANY SUCCESSOR DEPOSITARY APPOINTED AS SUCH PURSUANT TO THE INDENTURE (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO SUCH A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITARY OR ITS NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO THE DEPOSITARY OR ITS NOMINEE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]*

CUSIP No.
ISIN No.
No. ___                                                         $_______________

                      AMERICAN ELECTRIC POWER COMPANY, INC.

                     5.75% Senior Notes Due August 16, 2007

               American Electric Power Company, Inc., a corporation duly organized and existing under the laws of New York (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]* or registered assigns, the principal sum of _______________________ United States Dollars [, or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto,]** at the Company's Office or Agency or Office of the Agent in The City of New York for said purpose, on August 16, 2007 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from June 11, 2002 or from the next most recent date to which interest has been paid or duly provided for, quarterly in arrears on each February 16, May 16, August 16 and November 16 of each year (each such date, an "Interest

------------------
*      Insert in Global Securities.
**     Insert in Global Securities and Pledged Notes.

Payment Date"), commencing on August 16, 2002, at the rate of 5.75% per annum to, but excluding, the earlier of (i) the settlement date of a successful Remarketing under the Forward Purchase Contract Agreement or (ii) the Stock Purchase Date, and, thereafter, at the Reset Rate to, but excluding, the Stated Maturity.

               The amount of interest so payable for any period shall be computed (i) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any Interest Payment Date is not a Business Day, then payment of the interest or principal payable on such date will be made on the next succeeding day which is a Business Day and no interest shall accrue in respect of the amounts which payment is so delayed for the period from and after such interest payment date or other payment date, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

               Payments of the principal of and interest on the Senior Notes shall be made at said Office or Agency of the Company or at the Office of the Agent in The City of New York to which interest on the Senior Notes has been paid or duly provided for, until payment of said principal sum has been made or duly provided for; provided that, unless this Senior Note is a Senior Note issued in global form ("Global Security"), interest may be paid, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen
(16) days prior to the date for payment by the Person entitled thereto. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, provided that interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

               Reference is hereby made to the further provisions of this Senior Note set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated: ___________________

                                      AMERICAN ELECTRIC POWER COMPANY, INC.


                                      By:   _________________________________
                                            Name
                                            Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the Securities of the series designated in accordance with, and referred to in, the within-mentioned Indenture.


Dated: ___________________

                                        THE BANK OF NEW YORK, as Trustee


                                        By:  ___________________________
                                                 Authorized Signatory

                                [Reverse of Note]

                      American Electric Power Company, Inc.

                     5.75% Senior Notes Due August 16, 2007

               This Senior Note is one of a duly authorized issue of securities of the Company (the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 2001 (the "Original Indenture"), as previously supplemented and as to be supplemented by a third supplemental indenture, dated as of June 11, 2002 (the "Third Supplemental Indenture" and the Original Indenture, as so supplemented, the "Indenture"), between the Company and The Bank of New York, a New York banking corporation, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Senior Note is one of a series designated as 5.75% Senior Notes Due August 16, 2007 of the Company (hereinafter called the "Senior Notes"), issued under the Original Indenture, which is limited in aggregate principal amount to $300,000,000.

               Neither the Original Indenture nor the Senior Notes limit or otherwise restrict the amount of indebtedness which may be incurred or other securities which may be issued by the Company. The Senior Notes issued under the Indenture are direct, unsecured obligations of the Company and will mature on August 16, 2007. The Senior Notes rank on parity with all other unsecured, unsubordinated indebtedness of the Company.

               The Senior Notes will bear interest as set forth on the face hereof and in the Third Supplemental Indenture. The Reset Rate will be the interest rate per annum that is determined by the Remarketing Agent pursuant to the Remarketing Agreement as follows: (i) in connection with a successful Remarketing, the rate of interest that will, when applied to the Outstanding Notes, enable the then current aggregate market value of the Notes to have a value equal to approximately, but not less than, 100.25% of the Remarketing Value as of the Remarketing Date or as of any Subsequent Remarketing Date, as the case may be, or (ii) upon the occurrence of a Failed Remarketing the rate of interest applicable to the Senior Notes initially until (A) the Senior Notes are successfully remarketed pursuant to the Forward Purchase Contract Agreement and the Remarketing Agreement or (B) if the Last Failed Remarketing shall have occurred, in accordance with the method as described below.

               Notwithstanding anything herein to the contrary, the Reset Rate shall in no event exceed the maximum rate, if any, permitted by applicable law.

               In the event of a Last Failed Remarketing, the Remarketing Agent shall determine the Reset Rate that shall apply to the Senior Notes held by the Holders of Equity Units that elected not to participate in the remarketing and Holders of Separate Notes according to the following method. After the Last Failed Remarketing, the Remarketing Agent will take the average of the interest rates quoted to it by three nationally recognized investment banks selected by the Company, which are underwriters or dealers in debt securities similar to the Senior Notes, that in their judgment reflects an accurate market rate of interest applicable to the Senior Notes at that time. Following receipt of these quotes, the Remarketing Agent will have the right, in its sole judgment, to either recalculate the average based on only two of the quoted interest rates if one of the three quotes, in the Remarketing Agent's sole discretion, did not reflect market conditions or, alternatively, determine a consensus among the investment banks rather than a strict mathematical average by taking into account all relevant qualitative and quantitative factors. These factors may include, but shall not limited to, maturity of the Senior Notes, the credit rating and credit risk of the Company and companies of similar industries, the then yield to maturity of the Senior Notes and the state of the markets for primary and secondary sales of similar debt securities.

               The Senior Notes are not redeemable prior to maturity except pursuant to a Tax Event in accordance with the Third Supplemental Indenture. If a Tax Event shall occur, the Company may, at its option, redeem the Senior Notes in whole (but not in part) at any time at a price per Senior Note equal to the Redemption Price. Installments of interest on the Senior Notes that are due and payable on or prior to the date of redemption will be payable to the Holders of the Senior Notes registered as such at the close of business on the Record Date next preceding such Tax Event Redemption Date. If, following the settlement of the Forward Purchase Contracts and following the occurrence of a Tax Event, the Company, at its option, redeems the Senior Notes, the proceeds of the redemption will be payable in cash to the Holders of the Senior Notes.

               The Company agrees, and by acceptance of a beneficial ownership interest in the Senior Notes, each beneficial holder of Senior Notes will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of an Equity Unit as the acquisition of the Senior Note and the Forward Purchase Contract constituting the Equity Unit, (2) to treat the Senior Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") for United States federal income tax purposes and (3) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Senior Notes for United States federal income tax purposes. A Holder of Senior Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: American Electric Power, Investor Relations, One Riverside Plaza, Columbus, Ohio 43215.

               The Senior Notes are not entitled to any sinking fund.

               The Senior Notes that are a component of Equity Units or that so elect under Section 1.7 of the Indenture will be subject to Remarketing and, in the case of a Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party of the Pledged Notes with respect thereto and, subject to applicable law and Section 5.4 of the Forward Purchase Contract Agreement, may, among other things, permit the Company to cause the Senior Notes to be sold or to retain and cancel such Senior Notes, in either case, in full satisfaction of the Holders' obligations under the Forward Purchase Contracts.

               If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Senior Indenture provides that in certain circumstances such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Senior Notes then Outstanding. However, any such consent or waiver by the Holder shall not affect any subsequent default or impair any right consequent thereon.

               The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected by such supplemental indenture or indentures at the time outstanding voting as one class, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Senior Note then outstanding and affected; (ii) reduce the aforesaid percentage of Senior Notes, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Senior Notes, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Senior Note then outstanding and affected thereby; or (iii) modify any provision of
Section 6.01(c) of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Senior Notes), without the consent of the holder of each Senior Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Senior Notes of any series at the time outstanding affected thereby, on behalf of the Holders of the Senior Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

Restrictive Covenants

          Limitation upon Liens of Certain Subsidiaries

          For so long as any Senior Notes of this series remain outstanding, the Company will not create or incur or allow any of its subsidiaries to create or incur any pledge or security interest on any of the capital stock of a Public Utility Subsidiary held by the Company or one of its subsidiaries or a Significant Subsidiary.

          For purposes of this covenant:

               (i) Public Utility Subsidiary means, at any particular time, a direct or indirect subsidiary of the Company that, as a substantial part of its business, distributes or transmits electric energy to retail or wholesale customers at rates or tariffs that are regulated by either a state or Federal regulatory authority.

               (ii) Significant Subsidiary means, at any particular time, any direct subsidiary of ours whose consolidated gross assets or consolidated gross revenues (having regard to the Company's direct beneficial interest in the shares, or the like, of that subsidiary) represent at least 25% of the Company's consolidated gross assets or consolidated gross revenues appearing in the most recent audited financial statements of the Company as of the date of determination.

          Limitation upon Mergers, Consolidations and Sale of Assets

          The provisions of Article Ten of the Indenture shall be applicable to the Senior Notes of this series.

          The Indenture contains provisions for defeasance of (a) the entire indebtedness evidenced by this Senior Note and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein; provided, however, Section 11.01 of the Original Indenture shall not apply to the Senior Notes.

          No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which are absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Senior Note at the times, places and rates, and in the coin or currency, herein prescribed.

          The Senior Notes of this series are issuable only in registered form without coupons in minimum denominations of $50 or any integral multiple of $50 over such minimum denomination. At the Office or Agency of the Company or at the Office of the Agent in The City of New York referred to on the face hereof and as provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes and of like tenor of a difference authorized denomination, as requested by the Holder surrendering the same.

               As provided in the Indenture and subject to certain limitations therein set forth, this Senior Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Senior Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

               Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of or the interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, or any indenture supplement thereto, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               THIS SENIOR NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

               All terms used in this Senior Note (and not otherwise defined in this Senior Note) that are defined in the Indenture, the Forward Purchase Contract Agreement, the Remarketing Agreement or the Pledge Agreement, as the case may be, shall have the meanings assigned to them in the Indenture, the Forward Purchase Contract Agreement, the Remarketing Agreement or the Pledge Agreement, as the case may be and as the context may require.

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

_____________________________________________________________________________.
     (please insert Social Security or other identifying number of assignee)

_____________________________________________________________________________.

_____________________________________________________________________________.

_____________________________________________________________________________.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________________________________________________________.

_____________________________________________________________________________.

_____________________________________________________________________________.

_____________________________________________________________________________.

_____________________________________________________________________________.

_____________________________________________________________________________.

agent to transfer said Senior Note on the books of the Company, with full power of substitution in the premises.

Dated:_______________ __, ______

                                                    ____________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

            [TO BE ATTACHED TO GLOBAL CERTIFICATES AND PLEDGED NOTES]

                       SCHEDULE OF INCREASES OR DECREASES

                  The following increases or decreases in this [Global Certificate] [Pledged Note] have been made:

________________________________________________________________________________________________________________________

========================================================================================================================
                                                                          Principal amount of
                           Amount of decrease    Amount of increase in       Senior Notes
                           in principal amount    principal amount of      evidenced by the
                             of Senior Notes          Senior Notes       [Global Certificate]       Signature of
                            evidenced by the        evidenced by the        [Pledged Note]      authorized signatory
                          [Global Certificate]    [Global Certificate]      following such          of Trustee or
          Date               [Pledged Note]          [Pledged Note]      decrease or increase     Collateral Agent
========================================================================================================================
________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

========================================================================================================================